Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of HemaSure Inc. on Form S-8 (File Nos. 33-79720, 33-79722, 33-94772, 33-94768,
333-05613 and 333-05615) of our report, dated February 4, 1998, on our audits of the consolidated financial statements of HemaSure Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                                   /s/ COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts
March 31, 1998